Exhibit 99.1
Axonics Reports Second Quarter 2023 Financial Results

Generated quarterly revenue of $92.9 million, an increase of 35% year over year

Fiscal year 2023 revenue guidance increased to $358 million

IRVINE, Calif. – July 27, 2023 – Axonics, Inc. (Nasdaq: AXNX), a global medical technology company that is developing and commercializing novel products for the treatment of bladder and bowel dysfunction, today reported financial results for the three months ended June 30, 2023.

“Our commercial team continues to execute at a high level, generating revenue growth of 35% year over year in the second quarter,” said Raymond W. Cohen, chief executive officer. “Our growth was driven by higher utilization and share of wallet at existing customers and the onboarding of new accounts. Based on the strong results generated in the second quarter, we are raising our fiscal year 2023 revenue guidance to $358 million, representing growth of 31% year over year.”

Cohen continued, “Higher manufacturing yields, insourcing certain processes, and a keen focus on managing our supply chain resulted in a gross margin of over 75% in the second quarter. This gross margin result combined with record revenue and the inherent operating leverage of our business model resulted in adjusted EBITDA of over $18 million in the second quarter. Axonics is growing rapidly and profitably as we advance on our path to incontinence market leadership.”

2Q23 Financial Results
•Net revenue was $92.9 million in 2Q23, an increase of 35% compared to the prior year period.
◦Sacral neuromodulation revenue was $74.2 million, of which $72.2 million was generated in the U.S. and the remainder in international markets.
◦Bulkamid revenue was $18.7 million, of which $14.8 million was generated in the U.S. and the remainder in international markets.
•Gross margin was 75.6% in 2Q23 compared to 72.8% in the prior year period.
•Operating expenses were $82.3 million in 2Q23 and included a $15.4 million non-cash charge for acquired in-process research and development related to the Radian technology acquisition and a $0.6 million non-cash charge for the change in fair value of contingent consideration related to the Bulkamid acquisition. Operating expenses were $71.6 million in the prior year period.
◦Excluding the above-referenced non-cash charges, adjusted operating expenses were $66.2 million in 2Q23.
•Adjusted EBITDA was $18.4 million in 2Q23 compared to $1.6 million in the prior year period.
•Net loss was $7.3 million in 2Q23 compared to a net loss of $21.4 million in the prior year period.
•Cash, cash equivalents and short-term investments were $331.5 million as of June 30, 2023.
◦In 2Q23, Axonics made a $35 million milestone payment to Contura Holdings Limited related to Bulkamid achieving over $50 million of sales in the 12-month period ended March 31, 2023.

Fiscal Year 2023 Revenue Guidance
Axonics has updated its fiscal year 2023 revenue guidance as follows:
•Total company revenue of $358 million, an increase of 31% compared to fiscal year 2022. This compares to prior fiscal year 2023 revenue guidance of $348 million.
◦Sacral neuromodulation revenue of $285.5 million, an increase of 29% compared to fiscal year 2022.
◦Bulkamid revenue of $72.5 million, an increase of 40% compared to fiscal year 2022.
Webcast and Conference Call
Axonics will host a conference call today at 4:30 p.m. Eastern Time to discuss financial results and recent business developments. To access the conference call by telephone, interested parties may register at the following link: Axonics 2Q23 registration.

For those not planning to ask a question, the company recommends accessing the conference call by webcast at the following link: Axonics 2Q23 webcast. A replay of the webcast will be archived in the Events section of the Axonics investor relations website.
About Axonics
Axonics is a global medical technology company that is developing and commercializing novel products for adults with bladder and bowel dysfunction. Axonics recently ranked No. 2 on the 2023 Financial Times ranking of the fastest growing companies in the Americas and No. 4 on the 2022 Deloitte Technology Fast 500.

Axonics® sacral neuromodulation systems provide adults with overactive bladder and/or fecal incontinence with long-lived, easy to use, safe, clinically effective therapy. In addition, the company’s best-in-class urethral bulking hydrogel, Bulkamid®, provides safe and durable symptom relief to women with stress urinary incontinence. In the U.S., moderate to severe urinary incontinence affects an estimated 28 million women and fecal incontinence affects an estimated 19 million adults. For more information, visit www.axonics.com.
Forward-Looking Statements
Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designs,” and similar words are intended to identify forward-looking statements. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Axonics filings with the Securities and Exchange Commission, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Axonics undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.
Use of Non-GAAP Financial Measures
To supplement Axonics’ consolidated financial statements prepared in accordance with generally accepted accounting principles (GAAP), Axonics provides certain non-GAAP financial measures in this release as supplemental financial metrics.

Adjusted EBITDA is calculated as net income (loss) before other income/expense (including interest), income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, acquisition-related costs, acquired in-process research and development expense, loss on disposal of property and equipment, and expense related to impairment of intangible assets. Management believes that in order to properly understand short-term and long-term financial trends, investors may want to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” later in this release.

The non-GAAP financial measures used by Axonics may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Axonics’ financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Axonics contact:
Neil Bhalodkar
949-336-5293
IR@axonics.com

Axonics, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$145,343	$238,846
Short-term investments	186,173	118,365
Accounts receivable, net of allowance for credit losses of $367 and $321 at June 30, 2023 and December 31, 2022, respectively	47,436	44,817
Inventory, net	70,083	55,765
Prepaid expenses and other current assets	6,361	7,282
Total current assets	455,396	465,075
Property and equipment, net	6,349	6,798
Intangible assets, net	85,543	86,253
Other assets	2,817	6,813
Goodwill	98,880	94,414
Total assets	$648,985	$659,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,185	$9,070
Accrued liabilities	5,571	6,520
Accrued compensation and benefits	12,559	15,495
Operating lease liability, current portion	1,769	1,562
Other current liabilities	—	32,600
Total current liabilities	32,084	65,247
Operating lease liability, net of current portion	1,199	7,555
Deferred tax liabilities, net	15,173	16,412
Total liabilities	48,456	89,214
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.0001, 75,000,000 shares authorized at June 30, 2023 and December 31, 2022; 50,461,257 and 49,546,727 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	5	5
Additional paid-in capital	1,009,704	969,545
Accumulated deficit	(390,854)	(374,264)
Accumulated other comprehensive loss	(18,326)	(25,147)
Total stockholders’ equity	600,529	570,139
Total liabilities and stockholders’ equity	$648,985	$659,353

Axonics, Inc.
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenue	$92,894	$68,980	$163,544	$117,400
Cost of goods sold	22,704	18,784	40,854	33,962
Gross profit	70,190	50,196	122,690	83,438
Operating expenses
Research and development	8,949	7,135	17,005	18,371
General and administrative	10,713	10,572	22,881	20,585
Sales and marketing	44,270	39,381	86,924	72,444
Amortization of intangible assets	2,279	2,332	4,501	4,795
Acquisition-related costs	602	12,205	2,368	12,205
Acquired in-process research & development	15,447	—	15,447	—
Total operating expenses	82,260	71,625	149,126	128,400
Loss from operations	(12,070)	(21,429)	(26,436)	(44,962)
Other income (expense)
Interest and other income	4,250	360	7,878	403
Interest and other expense	174	(839)	857	(1,128)
Other income (expense), net	4,424	(479)	8,735	(725)
Loss before income tax benefit	(7,646)	(21,908)	(17,701)	(45,687)
Income tax benefit	(304)	(465)	(1,111)	(1,576)
Net loss	(7,342)	(21,443)	(16,590)	(44,111)
Foreign currency translation adjustment	3,750	(12,648)	6,821	(17,568)
Comprehensive loss	$(3,592)	$(34,091)	$(9,769)	$(61,679)

Net loss per share, basic and diluted	$(0.15)	$(0.47)	$(0.34)	$(0.98)
Weighted-average shares used to compute basic and diluted net loss per share	49,088,373	45,311,001	48,835,135	45,225,494

Axonics, Inc.
Net Revenue by Product and Region
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sacral neuromodulation
United States	$72,205	$54,468	$126,058	$92,183
International	1,983	1,290	3,288	2,645
Sacral neuromodulation total	$74,188	$55,758	$129,346	$94,828

Bulkamid
United States	$14,806	$10,223	$26,419	$16,792
International	3,900	2,999	7,779	5,780
Bulkamid total	$18,706	$13,222	$34,198	$22,572
Total net revenue	$92,894	$68,980	$163,544	$117,400

Axonics, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Net loss	$(7,342)	$(21,443)	$(16,590)	$(44,111)
Non-GAAP Adjustments:
Interest and other income	(4,250)	(360)	(7,878)	(403)
Interest and other expense	(174)	839	(857)	1,128
Income tax benefit	(304)	(465)	(1,111)	(1,576)
Depreciation and amortization expense	3,228	2,891	6,041	5,920
Stock-based compensation expense	11,204	7,905	21,918	15,043
Acquisition-related costs	602	12,205	2,368	12,205
Acquired in-process research & development	15,447	—	15,447	—
Adjusted EBITDA	$18,411	$1,572	$19,338	$(11,794)